Exhibit 99.1

Investor Relations Contact
Nicole Noutsios
NMN Advisors (for Procera Networks)
procera@nmnadvisors.com
1+510-315-1003

Media Contact
Bob Eastwood
Engage PR (for Procera Networks)
beastwood@engagepr.com
1+ 510-748-8200 x215

Procera Networks Announces
Preliminary Third Quarter and Full Year 2014 Financial Update

Fremont, CA – October 9, 2014 – Procera Networks, Inc. (NASDAQ: PKT), the global Subscriber Experience company, today reported preliminary revenue, bookings and gross margin rate results for the third quarter ended September 30, 2014.

Revenue for the third quarter of 2014 is now expected to be approximately $16 million, a year-over-year quarterly revenue decline of approximately 25%.  The ratio of bookings to revenue for the third quarter of 2014 is expected to be above 1.  The company expects the gross margin rate target range in low to mid-60%s for the third quarter of 2014.  Revenue for the fiscal year ending December 31, 2014 is expected to be in the range of $70 million to $75 million, compared with $74.7 million for the year ended December 31, 2013.

We now expect a non-GAAP net loss for the third quarter of 2014 and the year ending December 31, 2014.

"Our second half of 2014 revenue performance is expected to be below the company's plans because of large opportunities not closing as quickly as originally anticipated.  The customer prospects remain in our pipeline and we hope to close a number of them," stated James Brear, President and CEO of Procera Networks.  "We are disappointed by our expected revenue performance for 2014 and we are committed to improving our results in the future.   Our strategy of helping Service providers improve their subscribers' experience is being well received, including our developing initiatives Network Virtualization, RAN Perspectives, and networks and subscriber analytics capabilities which are unique and will allow us to grow our addressable market in 2015."

The above information is preliminary and subject to Procera Networks' normal quarter-end accounting process and review.  Therefore actual results may vary materially from these preliminary results.  The date and details for the third quarter of 2014 earnings announcement and conference call will be announced in the near future.

The company will host a conference call to report the preliminary third quarter of 2014 and full year 2014 financial update in more detail today, October 9, 2014 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Daylight Time).  The call will be webcast and can be accessed via the Procera Networks' Investor Relations website at http://proceranetworks.com/investors.  A replay will be available following the call on the company's Investor Relations website or for one week at the following numbers: 1-877-870-5176 (domestic), 1-858-384-5517 (international) using ID# 13593092.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements related to Procera Networks, Inc., including statements about Procera's expectations for third quarter of 2014 revenue, ratio of bookings to revenue, gross margin rate and non-GAAP net loss and for full 2014 revenue and non-GAAP net loss, and expectations regarding growth in Procera's addressable market and the company's initiatives, as well as Procera's general outlook.  Statements in this release that are not historical or current facts are forward-looking statements.  All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Procera's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, without limitation, risks and uncertainties related to the completion of the company's normal quarter-end accounting process and review and audit by the company's independent registered public accounting firm; the acceptance and adoption of Procera's products; Procera's ability to service and upgrade its products; lengthy sales cycles and lab and field trial delays by service providers; its ability to obtain any follow-on orders from major customers; its customers canceling orders or awards; its ability to achieve revenue recognition on awarded business; its dependence on a limited product line and key customers; its dependence on key employees; its ability to compete in our industry with companies that are significantly larger and have greater resources than us; its ability to manage costs effectively; its ability to protect its intellectual property rights in a global market; its ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in Procera's documents filed with or furnished to the Securities and Exchange Commission.  More information about these and other risks that may impact Procera Networks' business are described in the "Risk Factors" sections of its Form 10-K filed for the year ended December 31, 2013 and its Form 10-Q filed for the quarter ended June 30, 2014, and other reports filed with the SEC, which are available free of charge on the SEC's website at http://www.sec.gov and on Procera's website at http://www.proceranetworks.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements in this press release are based on information available to Procera as of the date hereof, and Procera undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

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About Procera Networks Inc.
Procera Networks, Inc. (NASDAQ: PKT), the Global Subscriber Experience company, is revolutionizing the way operators and vendors monitor, manage and monetize their network traffic. Elevate your business value and improve customer experience with Procera's sophisticated intelligence solutions. For more information, visit www.proceranetworks.com or follow Procera on Twitter at @ProceraNetworks.